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                                                          , 1997

Maidstone Financial, Inc.
101 East 52nd Street
New York, New York  10022

               Re: Univec, Inc.
                   ------------

Dear Sir or Madame:

     The undersigned, a beneficial owner of the common stock of Univec, Inc. (the "Company"), and/or warrants, options or rights to purchase, or securities convertible into, Common Stock, understands that the Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 (No. 333-20187) for the registration of Common Stock and redeemable warrants (the "Redeemable Warrants") of the Company (the "Registration Statement") in connection with a public offering of such securities. The undersigned further understands that upon the effectiveness of the Registration Statement, the Company and Maidstone Financial, Inc. (the "Underwriter") intend to enter into an underwriting agreement (the "Underwriting Agreement") in connection with such public offering.

     In order to induce the Underwriter to proceed with such public offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that should such public offering be effectuated, the undersigned will not, without the prior written consent of the Underwriter, sell, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company owned by the undersigned, or subsequently acquired through the exercise or issuance of any options, warrants or rights, split or other distribution of stock, or grant of options, rights or warrants with respect to any such shares of Common Stock, during the twenty-four (24) month period commencing on the closing date of said public offering. Furthermore, the undersigned will permit all certificates evidencing the undersigned's shares of Common Stock or other securities to be endorsed with the appropriate restrictive legends, and will consent to the placement of appropriate stop transfer orders with the transfer agent for the Company.

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Page 2

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     In the event that the Registration Statement becomes effective, the undersigned agrees to be bound by the provisions of this Agreement.


                                                  Very truly yours,


                                                  ----------------------------
                                                  Printed Name


                                                  ----------------------------
                                                  Signature


                                                  ----------------------------
                                                  If the signatory is an entity,
                                                  print name and title of
                                                  individual signing

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Please indicate number of
shares of Common Stock owned.

Please list any options, warrants,
rights or convertible securities
owned and the number of shares of
Common Stock issuable upon the
exercise or conversion of such
securities:


----------------------------
Options


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Warrants


----------------------------
Rights


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Convertible Securities